EXHIBIT 107

Calculation of Filing Fee Tables

FORM F-1/A

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(Form Type)

Biodexa Pharmaceuticals PLC

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)(3)(4)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Class A Units(5), consisting of (i) Ordinary Shares, nominal value £0.001 per share, represented by American Depositary Shares, (ii) Series E Warrants to purchase American Depositary Shares, and (iii) Series F Warrants to purchase American Depository Shares	Rule 457(o)			$ 4,500,000.00	$ 0.00014760	$ 664.20
	Equity	Ordinary Shares, £0.001 per share, represented by American Depositary Shares
	Equity	Series E Warrants to purchase American Depositary Shares included in the Class A Units(4)(6)
	Equity	Ordinary Shares underlying the American Depositary Shares issuable upon exercise of the Series E Warrants				$ 4,950,000.00	$ 0.00014760	$ 730.62
	Equity	Series F Warrants to purchase American Depositary Shares included in the Series A Units(4)(6)
	Equity	Ordinary Shares underlying the American Depositary Shares issuable upon exercise of the Series F Warrants				$ 4,950,000.00	$ 0.00014760	$ 730.62
	Equity	Class B Units(5), consisting of (i) Pre-Funded Warrants to purchase American Depositary Shares, (ii) Series E Warrants to purchase American Depositary Shares and (iii) Series F Warrants to purchase American Depository Shares	Rule 457(o)			$ 2,400,000.00	$ 0.00014760	$ 354.24
	Equity	Pre-Funded Warrants to purchase American Depositary Shares

Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)(3)(4)	Fee Rate	Amount of Registration Fee
Equity	Ordinary Shares underlying the American Depositary Shares issuable upon exercise of the Pre-Funded Warrants(7)
Equity	Series E Warrants to purchase American Depositary Shares included in the Class B Units(5)
Equity	Ordinary Shares underlying the American Depositary Shares issuable upon exercise of the Series E Warrants included in the Class B Units				$ 2,640,000.00	$ 0.00014760	$ 389.67
Equity	Series F Warrants to Purchase American Depositary Shares included in the Class B Units(5)
Equity	Ordinary Shares underlying the American Depositary Shares issuable upon exercise of the Series F Warrants included in the Class B Units				$ 2,640,000.00	$ 0.00014760	$ 389.67
Equity	Representative’s Warrants to purchase American Depositary Shares(6)
Equity	Ordinary shares underlying the American Depositary Shares issuable upon exercise of the Representative’s Warrants(1)(8)	Rule 457(g)			$ 345,000.00	$ 0.00014760	$ 50.93
	Total Offering Amounts				$ 22,425,000.00		$ 3,309.95
	Total Fees Previously Paid						$ 2,372.12(9)
	Total Fee Offsets						$
	Net Fee Due						$ 937.83

(1)	American Depositary Shares issuable upon the deposit of the ordinary shares, nominal value £0.001 per share, or Ordinary Shares, registered hereby have been registered under a separate Registration Statement on Form F-6 (File No. 333-207186), as amended. Each American Depositary Share represents 400 Ordinary Shares.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).

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(3)	Includes American Depositary Shares and/or Series E warrants and/or Series F warrants that may be purchased by the underwriters pursuant to their option to purchase additional American Depositary Shares and/or Series E warrants and/or Series F warrants to cover over-allotments.
(4)	Pursuant to Rule 416 under the Securities Act, the securities registered hereby also include an indeterminate number of additional securities as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations, or other similar transactions.
(5)	The proposed maximum aggregate offering price of the Class A Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of any Class B Units offered and sold in the offering.
(6)	No registration fee required pursuant to Rule 457(g).
(7)	No registration fee required pursuant to Rule 457(i).
(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The registrant has agreed to issue upon the closing of this offering, warrants to Ladenburg Thalmann & Co. Inc. entitling it to purchase up to 4.0% of the aggregate American Depositary Shares sold in this offering, including the number of American Depositary Shares issuable upon exercise of pre-funded warrants. The Representative’s Warrants are exercisable at a per American Depositary Share exercise price equal to 125% of the public offering price.
(9)	Paid in prior filing.

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